United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2013

sTec, Inc.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 476-1180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Agreement and Plan of Merger, dated as of June 23, 2013 (the “Merger Agreement”), by and among sTec, Inc., a California corporation (the “Company”), Western Digital Corporation, a Delaware corporation (“WDC”) and Lodi Ventures, Inc., a California corporation and a wholly-owned subsidiary of WDC (“Merger Sub”), on September 12, 2013 (the “Effective Time”), Merger Sub was merged into the Company, with the Company surviving the merger as a wholly-owned subsidiary of WDC (the “Merger”). As a result of the Merger, each share of common stock of the Company, $0.001 par value per share (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock (i) owned, directly or indirectly, by WDC or Merger Sub, (ii) held in the treasury of the Company, or (iii) held by any holder who did not vote in favor of the Merger and who properly demanded that the Company purchase such shares in accordance with Chapter 13 of the California General Corporation Law (“Dissenting Shares”)) was canceled and converted into the right to receive $6.85 in cash, without interest (the “Merger Consideration”). The information included in Item 5.01 is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) In connection with the completion of the Merger on September 12, 2013, the Company notified the Nasdaq Global Select Market (“NASDAQ”) of the effectiveness of the Merger. In addition, the Company requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Common Stock and suspend trading of the Common Stock on NASDAQ prior to the opening of trading on September 13, 2013.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 2.01 is incorporated by reference herein. At the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration or rights of Dissenting Shares, as applicable).

Item 5.01. Changes in Control of Registrant.

The information included in Item 2.01 and Item 5.02 below is incorporated by reference herein.

The aggregate purchase price paid by WDC for all shares of Common Stock in the Merger was approximately $325 million, which consideration was funded by cash on hand. Also at the Effective Time, (i) all vested and unvested Company stock options (other than unvested Company stock options that were out-of-the-money) were assumed by WDC and converted into stock options to purchase WDC common stock, (ii) all unvested Company stock options that were out-of-the-money were not assumed and were canceled, and (iii) all Company restricted stock units were assumed by WDC and converted into and became rights with respect to WDC common stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the sole director of Merger Sub immediately prior to the Effective Time became the sole director of the Company at the Effective Time. As a result, the following members of the

Company’s board of directors resigned at the Effective Time: Kevin C. Daly, Rajat Bahri, F. Michael Ball, Christopher W. Colpitts, Manouch Moshayedi, Mark Moshayedi and Matthew Witte, and the following director of Merger Sub became the sole director of the Company: Mark Long.

In connection with the Merger, the employment of each of the Company’s named executive officers (Mark Moshayedi, Raymond D. Cook, Robert M. Saman and Manouch Moshayedi) was terminated at the Effective Time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation of the Company were amended to read the same as the articles of incorporation of Merger Sub as of June 23, 2013, except to reflect that the name of the Company after the Effective Time remains “sTec, Inc.” The Amended and Restated Articles of Incorporation of the Company are attached as Exhibit 3.1 hereto and incorporated by reference herein.

Pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated to read the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except to reflect that the name of the Company after the Effective Time remains “sTec, Inc.” The Amended and Restated Bylaws of the Company are attached as Exhibit 3.2 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of the Company’s shareholders held on September 12, 2013 (the “Special Meeting”), the Company’s shareholders, upon the recommendation of the Company’s board of directors, voted in favor of the approval and adoption of the Merger Agreement. The Company’s shareholders also approved, on an advisory, non-binding basis, the compensation arrangements for the Company’s named executive officers in connection with the completion of the Merger, and approved the adjournment of the Special Meeting, if determined necessary or appropriate by the Company, to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. Because there were sufficient votes at the Special Meeting to approve and adopt the Merger Agreement, adjournment of the Special Meeting to solicit additional proxies was unnecessary.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the SEC on August 8, 2013 and first mailed to the Company’s shareholders on or about August 9, 2013. Shareholders owning a total of 31,938,853 shares voted at the Special Meeting, representing approximately 68% of the shares of Common Stock outstanding as of July 26, 2013, the record date for the Special Meeting.

The voting results for each item of business voted upon at the Special Meeting were as follows:

1. The proposal to approve and adopt the Merger Agreement was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,446,549	399,388	92,916	—

2. The proposal to approve, on an advisory, non-binding basis, the compensation arrangements for the Company’s named executive officers in connection with the completion of the Merger was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,223,615	7,009,085	1,706,153	—

3. The proposal to adjourn the Special Meeting, if determined necessary or appropriate by the Company, to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement, was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,797,744	2,111,494	29,615	—

Item 8.01. Other Events.

On September 12, 2013, WDC issued a press release announcing completion of the Merger. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of sTec, Inc., dated as of September 12, 2013.

3.2	Amended and Restated Bylaws of sTec, Inc., effective as of September 12, 2013.

99.1	Press release of Western Digital Corporation, dated September 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

sTec, Inc.

	By:	/s/ Michael C. Ray
Michael C. Ray
Secretary
Date: September 12, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of sTec, Inc., dated as of September 12, 2013.

3.2	Amended and Restated Bylaws of sTec, Inc., effective as of September 12, 2013.

99.1	Press release of Western Digital Corporation, dated September 12, 2013.